Agreement and Plan of Merger

      This Agreement and Plan of Merger (the "Agreement") is reached between The Murdock Career Satisfaction Corporation, a Utah corporation ("Purchaser"), and G.S.F. Inc., a Utah corporation (the "Company"). In consideration of the representations, warranties, agreements and conditions herein contained, and intending to be legally bound, Purchaser and the Company hereby agree as follows:

                              Article I. The Offer

1.01 The Offer

      On June 30, 2000, Purchaser shall tender to the shareholders of the Company an offer to purchase all outstanding shares of common stock (the "Shares"), of the Company, in exchange for shares of the Purchaser, at the ratio of 2,781.1 shares of the Purchaser for each 1 share of the Company (the "Offer"). If all Company shareholders accept this offer for all their Shares, the Purchaser will issue 2,781,100 shares for 1,000 Company Shares.

1.02 Company Actions

      The Company hereby approves of and consents to the Offer and represents that its Board, at a meeting duly called and held, has in light of and subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the merger taken together, are in the best interests of the stockholders of the Company,
(ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and that such approval constitutes approval for purposes of the Utah Revised Business Corporation Act (the "URBCA") (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Purchaser and, if required by applicable law, approve and adopt this Agreement and the Merger.

                             Article II. The Merger

2.01 Merger

      At the Effective Time (as defined below), upon the terms and subject to the conditions hereof, and in accordance with the provisions of the URBCA and the Articles of Incorporation and By-Laws of the Purchaser, the Company shall be merged with and into the Purchaser (the "Merger"). Following the Merger, the Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Utah , and the separate corporate existence of the Company shall cease.

2.02 Stockholders' Meeting

      If approval by the Company's stockholders is required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall in accordance with applicable law, its Articles of Incorporation and By-Laws, duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its stockholders as soon as practicable following the expiration of the Offer for the purpose of considering and taking action upon this Agreement. At the Special Meeting, all of the Shares beneficially owned by the Company or its affiliates shall be voted in favor of approval and adoption of this Agreement and the transactions contemplated hereby.

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2.03 Consummation of the Merger

      As soon as practicable, the parties hereto will cause duly executed Articles of Merger, (the "Articles of Merger"), to be filed with the Utah Division of Corporations Commercial Code (the "Division") and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective on the date on which the Merger Certificate has been duly filed with the Division (the "Effective Time").

2.04 Effects of the Merger

      The Merger shall have the effects set forth in the URBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

2.05 Articles of Incorporation and By-Laws

      The Articles of Incorporation and the By-Laws of Purchaser in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with applicable law.

2.06 Directors and Officers

      The directors and officers of Purchaser at the Effective Time shall be the directors and officers of the Surviving Corporation and the officers and directors of the Company at the Effective Time shall be discharged.

           Article III. Representations and Warranties of the Company

      The Company represents and warrants to Purchaser as follows:

3.01 Organization and Qualification

      The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified or in good standing or have such power and authority would not have a Material Adverse Effect.

3.02 Capitalization

      The authorized capital stock of the Company consists of 50,000 Shares. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. As of June 30, 2000,
(i) 1,000 Shares were issued and outstanding, (ii) no Shares were held in the Company's treasury. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares.

3.03 Authority Relative to this Agreement

      (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the terms and conditions hereof, to consummate the transactions contemplated hereby (provided that the Merger is subject to the provisions of this Agreement and to the applicable provisions of the URBCA regarding any requisite approval by the stockholders of the Company).

      (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the merger, which is subject to the approval of the stockholders of the Company and to the applicable provisions of the Corporate Code).

      (c) This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.04 Consents and Approvals; No Violation

      Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will:

      (a) subject to the obtaining of any requisite approval of the Company's stockholders, conflict with any provision of the Articles of Incorporation or By-Laws of the Company;

      (b) require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal or state governmental or regulatory authority, except (i) pursuant to state laws relating to takeovers and state securities laws, (ii) the filing of the Articles of Merger pursuant to the URBCA, or (iii) where the failures to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not in the aggregate have a Material Adverse Effect; or

      (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except for violations which, in the aggregate, would not have a Material Adverse Effect.

3.05 Brokerage Fees and Commissions

      No person or entity is entitled to receive from the Company any investment banking, brokerage or finder's fee in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

3.06 Assets

      The Company's assets are held by the Company free and clear of all liens and encumbrances, and there is no litigation pending or threatened against the Company or its assets.

3.07 Reliance on Own Tax Advisors

      The Company and its affiliates have sought and obtained counsel from their own advisors respecting the tax consequences of this transaction, and are not relying upon any tax-related statements by Purchaser or any understanding of how the Purchaser will treat this transaction on its own books, records, and tax returns.

             Article IV. Representations and Warranties of Purchaser

      Purchaser represents and warrants to the Company as follows:

4.01 Organization

      The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Utah and has the requisite corporate power to carry on its business as it is now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not in the aggregate have a material adverse effect on the results of operations, properties or financial condition of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser to fully perform their obligations hereunder. Purchaser has heretofore made available to the Company an accurate and complete copy of its respective certificate of incorporation and by-laws, as currently in effect.

4.02 Authority Relative to This Agreement

      (a) Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

      (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement, to commence the Offer or to consummate the transactions contemplated by this Agreement (including the Offer).

      (c) This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.03 Consent and Approvals; No Violation

      Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will:

      (a) conflict with any provision of the respective Articles of Incorporation or By-Laws (or other similar governing documents) of Purchaser;

      (b) require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal or state governmental or regulatory authority, except (i) pursuant to state laws relating to takeovers and state securities laws, if any are applicable, (ii) the filing of the Articles of Merger pursuant to the URBCA, or (iii) where the failures to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not in the aggregate have any material adverse effect on the results of operations, properties or financial condition of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser to fully perform their obligations hereunder;

      (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligations to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or any of their respective assets may be bound, ex-cept for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have any material adverse effect on the financial condition, business or results of operations of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser to fully perform its obligations thereunder; or

      (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its subsidiaries, except for violations which would not have in the aggregate any material adverse effect on the financial condition, business or results of operations of Purchaser and its subsidiaries taken as a whole or on the ability of Purchaser to fully perform their obligations hereunder.

                              Article V. Covenants

5.01 Conduct of Business of the Company

      Except as contemplated by this Agreement or as disclosed in writing to Purchaser on or prior to the date hereof, during the period from the date of this Agreement to the Effective Time, the Company shall in all material respects conduct its operations according to its ordinary and usual course of business and consistent with past practice and the Company shall use reasonable efforts to preserve intact in all material respects the business organization of the Company, keep available the services of its current officers and key employees, and preserve in all material respects the good will of those having advantageous business relationships with it, provided that the Company shall not be required to make any payments or enter into or amend any contractual arrangements or understandings to satisfy the foregoing obligations. Without limiting the generality of the foregoing, and except as contemplated by this Agreement or as disclosed in writing to Purchaser on or prior to the date hereof, prior to the Effective Time, neither the Company nor any of its subsidiaries, as the case may be, will, without the prior written consent of Purchaser:

      (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of, additional shares of its capital stock or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities;

      (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any of its outstanding securities;

      (c)   declare or pay any dividend or distribution on the Shares;

      (d) subject to the fiduciary duties of the Board of Directors of the Company and except pursuant to agreements or arrangements in effect on the date hereof, purchase, sell or otherwise dispose of or encumber (or enter into any agreement to so purchase, sell or otherwise dispose of or encumber) material properties or material assets except in the ordinary course of business;

      (e) subject to the rights of the stockholders of the Company under applicable law, adopt any amendments to the Articles of Incorporation or By-Laws of the Company which will (i) increase the compensation of any of its directors, officers or key employees, except in the ordinary course of business and consistent with past practice or pursuant to the terms of agreements or plans currently in effect in amounts material to the Company taken as a whole; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any director, officer or key employee in amounts material to the Company taken as a whole; (iii) commit the Company (other than pursuant to any collective bargaining agreement) to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the bene-fit of any director, officer or key employee, whether past or present in amounts material to the Company taken as a whole; or

      (f) except as required by applicable law, amend in any material respect any such plan, agreement or arrangement; or except in the ordinary course of business and consistent with past practice, (i) incur any material amount of long-term indebtedness for borrowed money or issue any material amount of debt securities or assume, guarantee or endorse the obligations of any other; (ii) make any material loans, advances or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of capital stock of the Company, or (iv) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material line thereupon.

5.02 Acquisition Proposals

      To the extent that the Board of Directors of the Company determines to do so in the exercise of their fiduciary duties, the Company is entitled to, and is entitled to cause its directors, officers, employees, representatives and agents to, solicit or initiate inquiries with respect to the making of proposals by, engage in discussions or negotiations with, and provide confidential information to, any person relating to an acquisition, business combination or purchase of all or any significant portion of the assets of, or any significant equity interest in, the Company or any material subsidiary or division of the Company (an "Acquisition Proposal"). However, the Company represents and agrees that as of the date hereof it has ceased all prior activities, and has no present intention to engage in activities, in each case of the type contemplated by the immediately preceding sentence with respect to Acquisition Proposals (other than with Purchaser or any affiliate of Purchaser or their respective directors, officers, employees, representatives or agents). The Company will promptly communicate to Purchaser the terms of any proposal or inquiry which it may receive in respect of any Acquisition Proposal by any person (other than Purchaser or any affiliate of Purchaser or their respective directors, officers, employees, representatives and agents).

5.03 Access to Information.

      Between the date of this Agreement and the Effective time, the Company will (i) give Purchaser and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all of its facilities and to all of its books and records, (ii) permit Purchaser to make such reasonable inspections as it may be required, and (iii) cause its officers and those of its subsidiaries to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request. Information obtained by Purchaser pursuant to this Section shall be kept confidential.

5.04 Best Efforts

      Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all necessary or appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement including, without limitation, the execution of any additional instruments necessary to consummate the transactions contemplated hereby and seeking to lift or reverse any legal restraint imposed on the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

                Article VI. Conditions to Consummation of Merger

6.01 Conditions to Each Party's Obligation to Effect the Merger

      The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

      (a) this Agreement shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by applicable law and the Articles of Incorporation of the Company;

      (b) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered or enforced by any United States federal or state government, governmental agency or authority or court which remains in effect and prohibits, restrains, enjoins or restricts the consummation of the Merger.

6.02 Conditions to Obligations of Purchaser to Effect the Merger

      The obligation of Purchaser to effect the Merger are further subject to the satisfaction, at or prior to the Effective Time, of the condition that the Company shall have performed in all material respects each of its material obligations under this Agreement required to be performed by it at or prior to the Effective Time pursuant to the terms hereof.

                   Article VII. Termination; Amendment; Waiver

7.01 Termination

      This Agreement may be terminated and the merger may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

      (a) by mutual written consent duly authorized by the Boards of Directors of the Company and the Purchaser;

      (b) by Purchaser or the Company if, prior to the purchaser of Shares pursuant to the Offer, (i) the Effective Time shall not have occurred on or before July 4, 2000.

      (c) by the Company if Purchaser shall have (i) failed to commence the Offer within 5 business days following the date of this Agreement,
            (ii) terminated the Offer or (iii) failed to pay for Shares pursuant to the Offer within 45 days following the commencement of the Offer,
            (iv) prior to the purchase of Shares pursuant to the Offer, the Board in the exercise of its fiduciary duty shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger.

7.02 Effect of Termination

      In the event of the termination of this Agreement, this Agreement, except for the provisions of sections related to confidentiality, indemnity, and fees and expenses, shall forthwith become void and have no effect, without any liability on the part of any party or its affiliates, directors, officers or stockholders. Nothing shall relieve any party to this Agreement of liability for breach of this Agreement on or prior to the date of termination.

7.03 Fees and Expenses

      Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

7.04 Amendment

      To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company or the Purchaser at any time before or after adoption of this Agreement by the stockholders of the Company (if required by applicable law) but, after any such stockholder approval, no amendment shall be made which decreases the Merger Consideration or changes the form thereof or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

7.05 Extension; Waiver

      At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Purchaser may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto by any other party, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constituent a waiver of such rights.

                           Article VIII. Miscellaneous

8.01 Entire Agreement; Assignment

      This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise, provided that Purchaser may assign any of their rights and obligations to any wholly owned, director or indirect subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder. It is understood and agreed that either Purchaser, or any wholly owned, direct or indirect subsidiary of Purchaser, may purchase Shares under the Offer.

8.02 Enforcement of the Agreement

      The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties and other persons entitled to enforce this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Utah, this being in addition to any other remedy to which they are entitled at law or in equity.

8.03 Validity

      If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

8.04 Notices

      All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by ca-ble, telegram, telex or telecopies, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      If to Purchaser:
      KC Holmes, CEO
      The Murdock Group
      5295 South Commerce Drive, Suite 475
      Salt Lake City, Utah 84107

      If to the Company:
      145 South 100 West
      Lehi, Utah 84043

      or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

8.05 Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of Utah regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

8.06 Descriptive Headings

      The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.07 Parties in Interest

      This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reasons of this Agreement.

8.08 Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

8.09 Certain Definitions

      As used in this Agreement:

      (a) "affiliate" or associate" of a person shall have the meaning ascribed thereto in Rule 12b-2 under the Exchange Act.

      (b) "beneficial ownership" shall have the meaning as used in Rule 13d under the Exchange Act.

      (c) "group" shall have the meaning as used in Rule 13d-5(b) under the Exchange Act.

      (d) "person" means any individual, corporation, company, group, partnership, association, governmental body or other entity.

      (e) A "subsidiary" of an entity shall mean any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity.

      (f) "Material Adverse Effect" shall mean any change in or effect on the business of the Company or any of its subsidiaries that is materially adverse to the results of operations, properties or finan-cial condition of the Company taken as a whole, except for such changes or effects resulting from, or in connection with (i) labor relations between the Company, on the one hand, and their respective employees or any unions, on the other hand, (including a strike or other disruption in the operations of the Company or its subsidiaries which shall not be regarded as a "material adverse effect") or (ii) general economic, industry-wide or financial markets.

      In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the 30th day of June, 2000.

The Purchaser                            The Company

/s/_______________________________       /s/___________________________________
Randy Burnham, Authorized Officer        Grant B. Smith, President - Director
The Murdock Group Career
Satisfaction Corporation

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